UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐  Soliciting Material Pursuant to Section 240.14a-12

BFC Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BFC Financial Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

April 25, 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BFC Financial Corporation, which will be held on May 20, 2008 at 10:30 a.m., local time, at The Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334.

Please read these materials so that you will know what we plan to do at the Annual Meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope or otherwise transmit your voting instructions as described on the accompanying proxy card. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman of the Board

BFC Financial Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 20, 2008

Notice is hereby given that the Annual Meeting of Shareholders of BFC Financial Corporation (the “Company”) will be held at The Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on May 20, 2008 commencing at 10:30 a.m., local time, for the following purposes:

1. To elect two directors to the Company’s Board of Directors to serve until the Annual Meeting in 2011.

2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice.

Only shareholders of record at the close of business on March 21, 2008 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours,

Alan B. Levan
Chairman of the Board

Fort Lauderdale, Florida
April 25, 2008

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES; THEREFORE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR OTHERWISE TRANSMIT YOUR VOTING INSTRUCTIONS AS DESCRIBED ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
CORPORATE GOVERNANCE
PROPOSAL TO BE CONSIDERED AT THE ANNUAL MEETING
COMPENSATION DISCUSSION AND ANALYSIS
GRANTS OF PLAN-BASED AWARDS -- 2007
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END -- 2007
OPTION EXERCISES AND STOCK VESTED -- 2007
PENSION BENEFITS -- 2007
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
DIRECTOR COMPENSATION TABLE -- 2007
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
ADDITIONAL INFORMATION

BFC Financial Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

PROXY STATEMENT

The Board of Directors of BFC Financial Corporation (the “Company” or “BFC”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on May 20, 2008 at 10:30 a.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are being mailed to shareholders on or about April 29, 2008.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon, among other matters which may properly be brought before the Annual Meeting, the election of two directors. Also, management will report on the Company’s performance during the last fiscal year and respond to appropriate questions from shareholders.

Who is entitled to vote at the meeting?

Record holders of the Company’s Class A Common Stock (“Class A Stock”) and record holders of the Company’s Class B Common Stock (“Class B Stock”) at the close of business on March 21, 2008 (the “Record Date”) may vote at the Annual Meeting.

On the Record Date, 38,232,932 shares of Class A Stock and 6,876,081 shares of Class B Stock were outstanding and, thus, are eligible to vote at the Annual Meeting.

What are the voting rights of the holders of Class A Stock and Class B Stock?

Holders of Class A Stock and holders of Class B Stock will vote as one class on the election of directors and, unless otherwise required under the Florida Business Corporation Act or the Company’s Amended and Restated Articles of Incorporation, all other matters properly brought before the Annual Meeting. Holders of Class A Stock are entitled to one vote per share, with all holders of Class A Stock having in the aggregate 22.0% of the general voting power. The number of votes represented by each share of Class B Stock, which represent in the aggregate 78.0% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At this year’s Annual Meeting, each outstanding share of Class B Stock will be entitled to 19.7137 votes on the election of directors and each other matter properly brought before the Annual Meeting for which separate class voting is not required.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the Company’s common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing in the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described in further detail on the enclosed proxy card. You may also vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting.

However, if you are a “street name” holder, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your vote by proxy or by giving instructions to your broker or nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What are my choices when voting?

When voting on the election of directors, you may vote for both nominees, or your vote may be withheld with respect to one or both nominees. The proposal related to the election of directors is described in this Proxy Statement beginning at page 6.

What is the Board’s recommendation?

The Board of Directors recommends a vote FOR both of the nominees for director.

What if I do not specify on my proxy card how I want my shares voted?

If you mail in your proxy card but do not specify on your proxy card how you want to vote your shares, we will vote them FOR both of the nominees for director. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy will vote the proxies in accordance with their best judgment on those matters.

Can I change my vote?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can do this in one of three ways. First, you can send a written notice to the Company’s Secretary stating that you would like to revoke your proxy. Second, you can submit a new valid proxy bearing a later date. Third, you can attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

To approve the election of directors, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or both directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether or not a quorum exists.

If my shares are held in “street name” by my broker or other nominee, will my broker or nominee vote my shares for me?

If you hold your shares in “street name” through a broker or other nominee, and you have not provided voting instructions to your broker or nominee, then whether your broker or nominee may vote your shares in its discretion depends on the proposals before the Annual Meeting. Under the rules of NYSE Arca, Inc. (“NYSE Arca”), your broker or nominee may vote your shares in its discretion on “routine matters.” The election of directors is a routine matter on which your broker or nominee will be permitted to vote your shares if no instructions are furnished.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s Bylaws and the Florida Business Corporation Act, the Company’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The full Board of Directors undertook a review of each director’s independence on February 11, 2008. As part of this review, the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported below under “Certain Relationships and Related Transactions.” The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationship or transaction was inconsistent with a determination that the director is independent under applicable laws and regulations and the NYSE Arca listing standards. As permitted by the NYSE Arca listing standards, the Board determined that the following categories of relationships will not constitute material relationships that impair a director’s independence: (i) banking relationships with BankAtlantic in the ordinary course of BankAtlantic’s business; (ii) serving on third party boards of directors with other members of the Board; (iii) payments or charitable gifts by the Company to entities of which a director is an executive officer or employee where such payments or charitable gifts do not exceed the greater of $200,000 or 5% of the entity’s consolidated gross revenues; and (iv) investments by directors in common with each other or the Company, its affiliates or executive officers. As a result of its review of the relationships of each of the members of the Board, and considering these categorical standards, the Board has affirmatively determined that a majority of the Company’s directors, including D. Keith Cobb, Oscar Holzmann, Earl Pertnoy and Neil Sterling, are “independent” directors within the meaning of the NYSE Arca listing standards and applicable law.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.bfcfinancial.com, and each is available in print, without charge, to any shareholder.

The Board met fifteen times during 2007. Each of the members of the Board of Directors attended at least 75% of the meetings of the Board and Committees on which he served, and all of the members of the Board of Directors attended the Company’s 2007 annual meeting of shareholders, although the Company has no formal policy requiring them to do so.

The Audit Committee

The Audit Committee consists of Oscar Holzmann, Chairman, D. Keith Cobb, Earl Pertnoy and Neil Sterling. The Board has determined that all of the members of the Audit Committee are “financially literate” and “independent” within the meaning of the NYSE Arca listing standards and applicable Securities and Exchange Commission (“SEC”) rules and regulations. Mr. Holzmann, the Chairman of this Committee, and D. Keith Cobb are both qualified as “audit committee financial experts” within the meaning of SEC regulations, and the Board has determined that each of them has finance and accounting expertise which results in their “financial sophistication” within the meaning of the NYSE Arca listing standards. The Audit Committee met seven times during the 2007 fiscal year and its members also held various informal conference calls and meetings as a committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from and meets with the Company’s internal audit group, management and independent auditor. The Audit Committee receives information concerning internal control over financial reporting and any deficiencies in such control and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included in this Proxy Statement on page 26.

The Compensation Committee

The Compensation Committee consists of Earl Pertnoy, Chairman, D. Keith Cobb, Oscar Holzmann and Neil Sterling. All of the members of the Compensation Committee are “independent” within the meaning of the NYSE Arca listing standards. In addition, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met four times during 2007. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It determines the compensation of the Chief Executive Officer and, after reviewing the compensation recommendations of the Chief Executive Officer, determines the compensation of the Company’s other executive officers. It also administers the Company’s equity-based compensation plans. A report from the Compensation Committee is included in this Proxy Statement on page 14.

The Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of Neil Sterling, Chairman, D. Keith Cobb, Oscar Holzmann and Earl Pertnoy. All of the members of the Nominating/Corporate Governance Committee are considered to be “independent” within the meaning of the NYSE Arca listing standards. The Nominating/Corporate Governance Committee met two times in 2007. The Nominating/Corporate Governance Committee is responsible for assisting the Board in identifying individuals qualified to become directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for the Company, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of the committees of the Board of Directors and overseeing the management continuity and succession planning process.

Generally, the Nominating/Corporate Governance Committee will identify director candidates through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. In assessing potential new directors, the Nominating/Corporate

Governance Committee will seek individuals from diverse professional backgrounds who provide a broad range of experience and expertise. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company. The Company also requires that its directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board. During the past year, the Nominating/Corporate Governance Committee did not recommend a newly identified candidate for election as director.

Under the Company’s Bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in the Company’s Bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. For the Company’s 2009 Annual Meeting of Shareholders, the Company must receive this notice between January 20 and February 19, 2009.

Executive Sessions of Non-Management and Independent Directors

In accordance with applicable NYSE Arca rules, the Company’s non-management directors, all of whom are considered to be “independent” within the meaning of the NYSE Arca listing standards, met two times in executive session of the Board in which management directors and other members of management did not participate. Earl Pertnoy was selected to be the presiding director for these sessions. The non-management directors have scheduled regular meetings in February and July of each year and may schedule additional meetings without management present as they determine to be necessary.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company’s Secretary at BFC Financial Corporation, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309. If the person submitting the letter is a shareholder, the letter should include a statement indicating such. Depending on the subject matter, the Company will:

•	forward the letter to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or
•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Company will post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website at www.bfcfinancial.com. There were no such waivers from the Code of Business Conduct and Ethics during 2007. The Company made ministerial amendments to the Code of Business Conduct and Ethics on December 3, 2007 and April 7, 2008. The amended Code of Business Conduct and Ethics has been posted on the Company’s website at www.bfcfinancial.com.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has designated directors D. Keith Cobb, Oscar Holzmann, Earl Pertnoy and Neil Sterling, none of whom are employees of the Company or any of its subsidiaries, to serve on the Compensation Committee. During 2007, in addition to compensation received from the Company, Messrs. Levan and Abdo also received compensation from Levitt Corporation (“Levitt”) and BankAtlantic Bancorp, Inc. (“BankAtlantic Bancorp”) and were granted stock options by Bluegreen Corporation (“Bluegreen”). Mr. Cobb also serves on the Board of Directors of BankAtlantic Bancorp and receives compensation from BankAtlantic Bancorp for his service on such Board and its committees, including its Audit Committee and Nominating/Corporate Governance Committee. Mr. Cobb does not serve on the Compensation Committee of the Board of Directors of BankAtlantic Bancorp.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2007, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

PROPOSAL TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL FOR ELECTION OF DIRECTORS

Nominees for Election as Director

The Board of Directors currently consists of six directors divided into three classes, each of which has a three-year term, expiring in annual succession. The Company’s Bylaws provide that the Board of Directors shall consist of no less than three nor more than twelve directors. The specific number of directors is set from time to time by resolution of the Board.

A total of two directors will be elected at the Annual Meeting, both of whom will be elected for the term expiring in 2011. Each of the nominees was recommended for re-election by the Nominating/Corporate Governance Committee and has consented to serve for the term indicated. If either director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, the nominees and directors listed below have had no change in principal occupation or employment during the past five years.

The Directors Standing For Election Are:

TERMS ENDING IN 2011:

JOHN E. ABDO	Director since 1988

John E. Abdo, age 64, has been a director of the Company since 1988 and Vice Chairman of the Board of the Company since 1993. He has been Vice Chairman of BankAtlantic since April 1987 and Chairman of the Executive Committee of BankAtlantic since October 1985. He has been a director and Vice Chairman of the Board of BankAtlantic Bancorp since 1994 and Vice Chairman of the Board of Levitt since April 2001. He is also a director of Benihana, Inc. (“Benihana”), a publicly held company which operates Asian-themed restaurant chains, and has been a director and Vice Chairman of Bluegreen since 2002.

OSCAR HOLZMANN	Director since 2002

Oscar Holzmann, age 65, has been an Associate Professor of Accounting at the University of Miami since 1980. He received his Ph.D. in Business Administration from Pennsylvania State University in 1974.

THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF CLASS A STOCK AND HOLDERS OF CLASS B STOCK VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

The Directors Continuing In Office Are:

TERMS ENDING IN 2009:

D. KEITH COBB	Director since 2004

D. Keith Cobb, age 67, has served as a business consultant and strategic advisor to a number of companies since 1996. In addition, Mr. Cobb completed a six-year term on the Board of the Federal Reserve Bank of Miami in 2002. Mr. Cobb spent thirty-two years as a practicing certified public accountant at KPMG LLP, and was Vice Chairman and Chief Executive Officer of Alamo Rent A Car, Inc. from 1995 until its sale in 1996. Mr. Cobb also serves on the Boards of Directors of BankAtlantic Bancorp, Alliance Data Systems Corporation and several private companies.

EARL PERTNOY	Director since 1978

Earl Pertnoy, age 81, is a real estate investor and developer. He has been a director of the Company or its predecessors since 1978.

TERMS ENDING IN 2010:

ALAN B. LEVAN	Director since 1978

Alan B. Levan, age 63, formed the I.R.E. Group (predecessor to the Company) in 1972. Since 1978, he has been Chairman of the Board, President and Chief Executive Officer of the Company or its predecessors. He has been Chairman of the Board and Chief Executive Officer of BankAtlantic Bancorp since 1994 and Chairman of the Board of BankAtlantic since 1987. He has been Chairman of the Board and Chief Executive Officer of Levitt since 1985 and Chairman of Bluegreen since 2002.

NEIL STERLING	Director since 2003

Neil Sterling, age 56, has been the principal of The Sterling Resources Group, Inc., a business development-consulting firm in Fort Lauderdale, Florida, since 1998.

Identification of Executive Officers

The following individuals are executive officers of the Company:

Name	Position

Alan B. Levan	Chairman of the Board, Chief Executive Officer, President and Director
John E. Abdo	Vice Chairman of the Board and Director
Phil Bakes	Managing Director and Executive Vice President
John K. Grelle	Acting Chief Financial Officer
Maria R. Scheker	Chief Accounting Officer

All executive officers serve until they resign or are replaced or removed by the Board of Directors.

The following additional information is provided for the executive officers shown above who are not directors of the Company or director nominees:

Phil Bakes, age 62, joined the Company as an Executive Vice President in January 2004 and was named Managing Director in October 2004. Immediately before joining the Company, he served from 1991-2003 as President and Co-Founder of Sojourn Enterprises, a Miami and New York-based merchant banking and advisory firm, as well as Chairman, Chief Executive Officer and Co-Founder from 1999-2003 of FAR&WIDE Travel Corp., an international leisure travel company, which in September 2003 liquidated under Chapter 11 of the U.S. Bankruptcy Code. From 1980-1990, Mr. Bakes was a senior airline industry executive, including serving as President and Chief Executive Officer of Continental Airlines and Eastern Airlines. Mr. Bakes began his professional career in Washington, D.C. serving as an assistant Watergate prosecutor, counsel to the Senate Antitrust Subcommittee and general counsel of a federal agency. Mr. Bakes holds a Juris Doctor degree from Harvard Law School and a Bachelor of Arts degree from Loyola University (Chicago).

John K. Grelle, age 64, joined the Company as acting Chief Financial Officer on January 11, 2008. Mr. Grelle is a Partner of Tatum, LLC, an executive services firm. From 2003 through October 2007, when Mr. Grelle joined Tatum, LLC, Mr. Grelle was the founder and principal of a business formation and strategic development consulting firm. From 1996 through 2003, Mr. Grelle served as Senior Vice President and Chief Financial Officer of ULLICO Inc. and, from 1993 through 1995, he served as Managing Director of DCG Consulting. Mr. Grelle has also been employed in various other executive and financial positions throughout his career, including Chairman and Chief Executive Officer of Old American Insurance Company, Controller of the financial services division of American Can Company (later known as Primerica), Chairman, President and Chief Executive Officer of National Benefit Life, a subsidiary of Primerica, President of Bell National Life, Senior Vice President and Chief Financial Officer of American Health and Life, Controller of Sun Life America and Director of Strategic Planning and Budgeting for ITT Hamilton Life. Mr. Grelle is a former member of the Board of Directors of the N.Y. Council of Life Insurers.

Maria R. Scheker, age 50, was appointed Chief Accounting Officer of the Company in April 2007. Ms. Scheker joined the Company in 1985 and has held various positions with the Company during this time, including Assistant Controller from 1993 through 2003. Ms. Scheker was appointed Controller of the Company in 2003 and Senior Vice President of the Company in March 2006. Ms. Scheker has been a certified public accountant in the State of Florida since 2003.

Certain Relationships and Related Transactions

Review, Approval or Ratification of Transactions with Related Persons

During 2006 and 2007, the Board of Directors reviewed and approved transactions in which the Company was a participant, where the amount involved exceeded or was expected to exceed $120,000 annually and any of the Company’s directors or executive officers, or their immediate family members, had or was expected to have a direct or indirect material interest. When considering a related person transaction, the Board of Directors analyzed, among other factors it deemed appropriate, whether such related person transaction was for the benefit of the Company and upon terms no less favorable to the Company than if the related person transaction was with an unrelated party. During 2006 and 2007, no related person transaction occurred where this process was not followed.

In April 2008, the Board approved an amendment to the Code of Business Conduct and Ethics permitting the Board to delegate to a committee of the Board the review of related person transactions. As contemplated by this amendment, the Board delegated to the Nominating/Corporate Governance Committee the review and approval of related person transactions other than those presenting issues regarding accounting, internal accounting control or audit matters, the review and approval of which was delegated to the Audit Committee. When considering related person transactions, the Nominating/Corporate Governance Committee or the Audit Committee, as applicable, analyze, among other factors it deems appropriate, those factors analyzed by the Board as described above.

Transactions with Related Persons

BFC is the controlling shareholder of BankAtlantic Bancorp and Levitt. BFC also has a direct non-controlling interest in Benihana and, through Levitt, an indirect ownership interest in Bluegreen. BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, BFC’s Chairman of the Board, Chief Executive Officer and President and BFC’s Vice Chairman, respectively. Mr. Levan may be deemed to beneficially own 7,243,415 shares, or 25.1%, of BFC’s Class A Stock and 3,153,681 shares, or 44.5%, of BFC’s Class B Stock, representing, in the aggregate, 37.9% of BFC’s total voting power. Mr. Abdo may be deemed to beneficially own 3,356,771 shares, or 15.8%, of BFC’s Class A Stock and 3,180,047 shares, or 44.9%, of BFC’s Class B Stock, representing, in the aggregate, 35.9% of BFC’s total voting power. Collectively, the shares of BFC’s Class A and Class B Stock beneficially owned by Messrs. Levan and Abdo represent 73.8% of BFC’s total voting power. Messrs. Levan and Abdo are each executive officers and directors of BankAtlantic Bancorp and Levitt and directors of Bluegreen. Mr. Abdo is also a director of Benihana.

The following table presents BFC, BankAtlantic Bancorp, Levitt and Bluegreen related party transactions incurred at, and for the year ended, December 31, 2007 and 2006. Amounts related to BankAtlantic Bancorp and Levitt were eliminated in BFC’s consolidated financial statements.

			At and For The Year Ended December 31, 2007
				BankAtlantic
			BFC	Bancorp	Levitt	Bluegreen
			(In thousands)

Shared service receivable (payable)	(a	)	$312	(89)	(119)	(104)
Shared service income (expense)	(a	)	$2,807	(1,358)	(1,006)	(443)
Facilities cost	(a	)	$(224)	172	—	52
Interest income (expense) from cash balance/securities sold under agreements to repurchase	(b	)	$38	(185)	147	—
Cash and cash equivalents and (securities sold under agreements to repurchase)	(b	)	$1,217	(7,335)	6,118	—

			At and For The Year Ended December 31, 2006
				BankAtlantic
			BFC	Bancorp	Levitt	Bluegreen
			(In thousands)

Shared service receivable (payable)	(a	)	$312	(142)	(107)	(63)
Shared service income (expense)	(a	)	$2,495	(1,053)	(1,134)	(308)
Facilities cost	(a	)	$(460)	406	—	54
Interest income (expense) from cash balance/securities sold under agreements to repurchase	(b	)	$43	(479)	436	—
Cash and cash equivalents and (securities sold under agreements to repurchase)	(b	)	$996	(5,547)	4,551	—

(a)	Effective January 1, 2006, BFC maintained arrangements with BankAtlantic Bancorp and Levitt to provide shared service operations in the areas of human resources, risk management, investor relations and executive office administration. Pursuant to these arrangements, certain employees from BankAtlantic were transferred to BFC to staff BFC’s shared service operations. Additionally, BFC provides certain risk management and administrative services to Bluegreen. The costs of shared services are allocated based upon the estimated usage of the respective services. Also, as part of the shared services arrangement, BFC reimburses BankAtlantic Bancorp and Bluegreen for office facilities costs relating to BFC and its shared service operations.

(b)	BFC and Levitt entered into securities sold under agreements to repurchase (“Repurchase Agreements”) with BankAtlantic and the balance in those accounts in the aggregate was approximately $7.3 million and $5.5 million at December 31, 2007 and 2006, respectively. Interest in connection with the Repurchase Agreements was approximately $185,000 and $479,000 for the years ended December 31, 2007 and 2006, respectively. These transactions have similar general terms as BankAtlantic repurchase agreements with unaffiliated third parties.

In prior periods, BankAtlantic Bancorp issued options to acquire shares of BankAtlantic Bancorp’s Class A common stock to employees of Levitt prior to the spin-off of Levitt and to BankAtlantic Bancorp employees that were transferred to BFC on January 1, 2006. BankAtlantic Bancorp has elected, in accordance with the terms of its stock option plans, not to cancel the stock options held by those former employees. BankAtlantic Bancorp accounts for these options to former employees as employee stock options because these individuals were employees of BankAtlantic Bancorp on the grant date. During the years ended December 31, 2007 and 2006, former employees exercised options to acquire 13,062 and 51,464 shares, respectively, of BankAtlantic Bancorp’s Class A common stock at a weighted average exercise price of $8.56 and $3.28, respectively.

BankAtlantic Bancorp options outstanding to former employees consisted of the following as of December 31, 2006:

	BankAtlantic
	Bancorp
	Class A	Weighted
	Common	Average
	Stock	Price

Options outstanding	306,598	$10.48
Options unvested	245,143	$11.39

BankAtlantic Bancorp options outstanding to former employees consisted of the following as of December 31, 2007:

	BankAtlantic
	Bancorp
	Class A	Weighted
	Common	Average
	Stock	Price

Options outstanding	268,943	$9.90
Options unvested	154,587	$12.32

During the years ended December 31, 2007 and 2006, BankAtlantic Bancorp issued to BFC employees who performed services for BankAtlantic Bancorp options to acquire 49,000 and 50,300 shares, respectively, of BankAtlantic Bancorp’s Class A common stock at an exercise price of $9.38 and $14.69, respectively. These options vest in five years and expire ten years from the grant date. BFC recognized an expense of $13,000 and $26,000 for the years ended December 31, 2007 and 2006, respectively.

During 2006 and 2007, BFC and its subsidiaries utilized certain services of Ruden, McClosky, Smith, Schuster & Russell, P.A. (“Ruden, McClosky”). Bruno DiGiulian, a director of BankAtlantic Bancorp, was of counsel at Ruden McClosky prior to his retirement in 2006. Fees aggregating $274,000 and $526,000 were paid by BankAtlantic Bancorp to Ruden, McClosky during the years ended December 31, 2007 and 2006, respectively. Ruden, McClosky also represents Alan B. Levan and John E. Abdo with respect to certain other business interests.

Levitt and Sons, LLC (“Levitt and Sons”), a wholly owned subsidiary of Levitt which filed for bankruptcy protection and was deconsolidated from Levitt as of November 9, 2007, utilized the services of Conrad & Scherer, LLP, a law firm in which William R. Scherer, a director of Levitt, is a member. Levitt and Sons paid fees aggregating $22,000 and $470,000 to this firm during the years ended December 31, 2007 and 2006, respectively.

During November 2007, following the receipt of the approval of BFC’s shareholders, I.R.E Realty Advisory Group, Inc. (“I.R.E. RAG”), an approximately 45.5% subsidiary of BFC, was merged with and into BFC. The sole assets of I.R.E. RAG were 4,764,285 shares of BFC Class A Stock and 500,000 shares of BFC Class B Stock. In connection with this merger, the shareholders of I.R.E. RAG, other than BFC, received an aggregate of approximately 2,601,300 shares of BFC Class A Stock and 273,000 shares of BFC Class B Stock, representing their respective pro rata beneficial ownership interests in the shares of BFC’s common stock owned by I.R.E. RAG, and the 4,764,285 shares of BFC Class A Stock and 500,000 shares of BFC Class B Stock that were held by I.R.E. RAG were canceled. The shareholders of I.R.E. RAG, other than BFC, were Levan Enterprises, Ltd. and I.R.E. Properties, Inc., each of which is an affiliate of Alan B. Levan, Chief Executive Officer, President and Chairman of the Board of Directors of BFC.

BankAtlantic has entered into an agreement with Levitt, pursuant to which BankAtlantic agreed to host Levitt’s information technology services and to provide hosting, security and certain other information technology services to Levitt. The annual amounts to be paid under this agreement are estimated to be approximately $120,000.

Certain of BFC’s affiliates, including its executive officers, have independently made investments with their own funds in a limited partnership that BFC sponsored in 2001.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee administers the compensation program for the Company’s executive officers. The Compensation Committee reviews and determines all executive officer compensation, administers the Company’s equity incentive plans (including reviewing and approving grants to the Company’s executive officers), makes recommendations to shareholders with respect to proposals related to compensation matters and generally consults with management regarding employee compensation programs.

The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board of Directors periodically review and, if appropriate, revise the charter. The Board of Directors determines the Compensation Committee’s membership, which is composed entirely of independent directors. The Compensation Committee meets at regularly scheduled times during the year, and it may also hold specially scheduled meetings and take action by written consent. At Board meetings, the Chairman of the Compensation Committee reports on committee actions and recommendations, as he deems appropriate. Executive compensation is reviewed at executive sessions of the non-management directors.

Pursuant to its authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee, the Compensation Committee engaged the services of Mercer (US) Inc. (“Mercer”) to meet with and advise the Compensation Committee with respect to evaluating the competitiveness of the Company’s executive compensation, the alignment of the Company’s executive compensation with the Company’s performance and its shareholders’ interests and the Company’s annual incentive and bonus program. Mercer provided the Compensation Committee with reports, studies and relevant market data, as well as alternatives to consider, when making executive compensation decisions.

Throughout this Proxy Statement, the term “Named Executive Officers” is used to refer collectively to the individuals included on the Summary Compensation Table on page 15.

Compensation Philosophy and Objectives

The Company’s compensation program for executive officers consists of a base salary, an annual cash incentive and bonus program, periodic grants of stock options, and health and welfare benefits. The Compensation Committee believes that the most effective executive officer compensation program is one that is designed to align the interests of the executive officers with those of shareholders by compensating the executive officers in a manner that advances both the short-and long-term interests of the Company and its shareholders. The Compensation Committee believes that the Company’s compensation program for executive officers is appropriately based upon the Company’s performance, the performance and level of responsibility of the executive officer and the market, generally, with respect to executive officer compensation.

Messrs. Levan and Abdo hold executive positions at BankAtlantic Bancorp and Levitt and received compensation for their services directly from these subsidiaries of the Company in 2007. While the Compensation Committee does not determine the compensation paid to Messrs. Levan and Abdo by the Company’s public company subsidiaries, the Compensation Committee considers such compensation and the fact that Messrs. Levan and Abdo devote time to the operations of BankAtlantic Bancorp and Levitt when determining the compensation paid by the Company to Messrs. Levan and Abdo.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the Named Executive Officers and other executive officers, and approves recommendations regarding equity awards to all of the Company’s employees. The Chief Executive Officer annually reviews the performance of each of the Named Executive Officers (other than himself, whose performance is reviewed by the Compensation Committee). The conclusions reached and recommendations based on these reviews, including those with respect to setting and adjusting base salary, annual cash incentive awards and bonuses and stock option awards, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying upward or downward any recommended amounts or awards to executive officers. In 2007, the Compensation Committee accepted without modification the recommendations of the Chief Executive Officer.

Executive Officer Compensation Components

For the fiscal year ended December 31, 2007, the principal components of compensation for the Named Executive Officers were:

•	base salary;
•	the Company’s annual incentive and bonus program; and
•	long-term equity incentive compensation.

Base Salary

The Compensation Committee believes that the base salaries offered by the Company are competitive based on a review of market practices and the duties and responsibilities of each Named Executive Officer. In setting base salaries, the Compensation Committee periodically examines market compensation levels and trends observed in the market for executives of comparable experience and skills. Market information is used as an initial frame of reference for establishing and adjusting base salaries. The Compensation Committee believes that the Named Executive Officers’ base salaries should be competitive with those of other executives with comparable experience at organizations similar to the Company.

In addition to examining market compensation levels and trends, the Compensation Committee makes base salary decisions for the Named Executive Officers based on an annual review by the Compensation Committee with input and recommendations from the Chief Executive Officer. The Compensation Committee’s review includes, among other things, the functional and decision-making responsibilities of each position, the significance of each Named Executive Officer’s specific area of individual responsibility to the Company’s financial performance and achievement of overall goals, and the contribution, experience and work performance of each Named Executive Officer.

With respect to base salary decisions for the Chief Executive Officer, the Compensation Committee makes an assessment of Mr. Levan’s past performance as Chief Executive Officer and its expectations as to his future contributions to the Company and its subsidiaries, as well as the factors described above for the other Named Executive Officers, including examining market compensation levels and trends and evaluating his individual performance and the Company’s financial condition, operating results and attainment of strategic objectives. In evaluating the performance of Mr. Levan for purposes of not only his base salary, but also his cash bonus under the Company’s annual incentive and bonus program and stock option awards under the Company’s long-term equity incentive compensation program, the Compensation Committee considered the information received from Mercer, as well as the Company’s 2007 operating results and its financial condition. In its review, the Compensation Committee also considered Mr. Levan’s considerable effort and attention in connection with the operations of the Company’s principal investments, including BankAtlantic Bancorp and Levitt, and that the performance of such principal investments is vitally important to the long-term success of the Company. In its review, the Compensation Committee also noted, among other things, Mr. Levan’s leadership during 2007, including leadership actions taken at Levitt and BankAtlantic Bancorp with a view toward positioning both companies for long-term growth and Mr. Levan’s efforts to raise capital at both the Company and Levitt.

The 2007 base salaries of each of Messrs. Levan, Abdo and Bakes increased approximately 4% from 2006. Ms. Scheker’s 2007 base salary increased by approximately 25% from 2006 which reflected her increased responsibilities relating to her appointment as Chief Accounting Officer of the Company, effective April 2, 2007. For 2008, the Compensation Committee considered the collective contributions of Messrs. Levan and Abdo and determined that it was appropriate that the base salaries paid to them by the Company be equalized and set each of their annual base salaries at $676,420. The Compensation Committee also approved increases of 3% and 6%, respectively, in the 2008 base salaries of Mr. Bakes and Ms. Scheker compared to their 2007 base salaries. Mr. Scanlon resigned as Executive Vice President and Chief Financial Officer, effective January 11, 2008. In connection with his resignation, Mr. Scanlon entered into an agreement with the Company pursuant to which he will provide certain services to the Company through December 31, 2008, and the Company will pay an aggregate of $170,000 and provide certain benefits to Mr. Scanlon over the period. Mr. Scanlon’s 2007 base salary was $175,000.

Annual Incentive and Bonus Program

The Company’s annual incentive and bonus program is a cash bonus plan designed to promote performance and achievement of corporate strategic goals and initiatives, encourage the growth of shareholder value, and allow executives, including the Named Executive Officers, to participate in the growth and profitability of the Company. This program includes elements tied to the achievement of pre-established, objective individual and company-wide annual financial performance goals. These goals are established each year during the Company’s annual budget cycle, and the portion of an executive officer’s cash bonus under the plan that is related to financial performance goals varies upon the impact that the executive officer has on the overall financial performance of the Company as well as the financial performance of his or her division. Generally, certain minimum corporate growth and/or profit objectives must be achieved before any bonus will be paid. However, the Company’s annual incentive and bonus program also includes a discretionary element tied to a subjective evaluation of overall performance in areas outside those that can be objectively measured based on financial results. Each executive officer’s bonus is intended to take into account corporate and individual components, which are weighted according to the executive officer’s responsibilities.

In 2007, cash bonuses totaling $1,708,408 were awarded to the Named Executive Officers under the Company’s annual incentive and bonus program. The awards for Messrs. Levan, Abdo and Bakes were paid based on the Company’s achievement of one of the two pre-established financial performance goals under the 2007 annual incentive and bonus program. Ms. Scheker was not eligible to receive a bonus under the formula-based component of the Company’s 2007 annual incentive and bonus program but was paid a discretionary bonus based on a subjective evaluation of her overall performance in areas outside those that can be objectively measured. The bonuses paid were as follows:

Alan B. Levan	$809,278
John E. Abdo	$594,880
Phil J. Bakes	$229,250
Maria R. Scheker	$75,000

In 2008, Messrs. Levan and Abdo have the potential to be awarded a bonus under the Company’s annual incentive and bonus program of up to 100% of their respective 2008 annual base salaries (including in the case of Mr. Levan, certain designated insurance reimbursements) based on the Company’s achievement of certain financial performance goals measured against relevant external performance indices. Mr. Bakes and Ms. Scheker will not be eligible to receive a bonus under the formula-based component of the Company’s 2008 annual incentive and bonus program but will be eligible to receive discretionary bonuses of up to 60% of their respective base salaries based on a subjective evaluation of their overall performance in areas outside those that can be objectively measured.

Long-Term Equity Incentive Compensation

The Company’s long-term equity incentive compensation program provides an opportunity for the Named Executive Officers, and the Company’s other executive officers, to increase their stake in the Company through grants of options to purchase shares of Class A Stock. This program encourages executive officers to focus on the Company’s long-term performance by aligning the executive officers’ interests with those of the Company’s shareholders, since the ultimate value of such compensation is directly dependent on the stock price. The Compensation Committee believes that providing the Named Executive Officers and others with opportunities to acquire an interest in the growth and prosperity of the Company through the grant of stock options enables the Company to attract and retain qualified and experienced executive officers and offer additional long-term incentives.

The Compensation Committee’s grant of stock options to the Named Executive Officers is discretionary based on an assessment of the individual’s contribution to the success and growth of the Company, subject in any event to the limitations set by the Company’s 2005 Stock Incentive Plan. Decisions by the Compensation Committee regarding grants of stock options to the Named Executive Officers are generally made based upon the recommendation of the Chief Executive Officer (other than with respect to grants of stock options to the Chief Executive Officer), the level of the Named Executive Officer’s position with the Company, an evaluation of the Named Executive Officer’s past and expected future performance and the number of outstanding and previously granted stock options to the Named Executive Officer.

In 2007, with the exception of Mr. Gilbert, all of the Named Executive Officers were granted options to purchase shares of Class A Stock, with an exercise price equal to the market value of such stock on the date of grant, and which vest on the fifth anniversary of the date of grant. The Compensation Committee believes that such stock options serve as a significant aid in the retention of executive officers, since these stock option awards do not vest until five years after the grant date.

Internal Revenue Code Limits on Deductibility of Compensation

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock option grants or performance-based restricted stock awards and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements for full tax deductibility for the compensation. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when appropriate for the Company’s overall objectives, even if the Company may not deduct all of the compensation. The Company adopted its annual incentive and bonus program to provide for bonus payments based on objective standards as contemplated by Section 162(m). However, no assurance can be given that compensation paid by the Company in the future will satisfy the requirements for deductibility under Section 162(m).

Compensation Committee Report

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Members of the Compensation Committee:

Earl Pertnoy, Chairman
D. Keith Cobb
Oscar Holzmann
Neil Sterling

SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to the annual compensation paid or accrued by the Company, BankAtlantic Bancorp, BankAtlantic and Levitt, for services rendered by each of the Named Executive Officers during the years ended December 31, 2007 and 2006.

							Change in
							Pension Value
							and
							Nonqualified
						Non-equity	Deferred
Name and Principal					Option	Incentive Plan	Compensation	All Other
Position	Source(1)	Year	Salary($)	Bonus($)(2)	Awards($)(3)	Compensation($)(4)	Earnings($)(5)	Compensation($)(6)	Total($)

Alan B. Levan,	BFC	2007	676,345	—	312,352	809,278	—	216,468	2,014,443
Chairman of the	BBX	2007	590,480	—	351,664	21,793	53,905	21,000	1,038,842
Board, President	Levitt	2007	400,400	6,708	372,409	—	—	1,500	781,017

and Chief			1,667,225	6,708	1,036,405	831,071	53,905	238,968	3,834,282

Executive Officer(7)
	BFC	2006	648,983	466,891	268,817	—	—	270,460	1,655,151
	BBX	2006	567,769	11,688	348,152	248,655	104,639	22,269	1,303,172
	Levitt	2006	515,833	6,769	230,828	—	—	—	753,430

			1,732,585	485,348	847,797	248,655	104,639	292,729	3,711,753

John E. Abdo,	BFC	2007	590,480	—	312,352	594,880	—	—	1,497,712
Vice Chairman	BBX	2007	415,140	—	234,443	15,240	25,849	21,675	712,347
of the Board(7)	Levitt	2007	487,988	8,175	505,193	—	—	303,181	1,304,537

			1,493,608	8,175	1,051,988	610,120	25,849	324,856	3,514,596

	BFC	2006	567,769	343,200	268,817	—	—	41,000	1,220,786
	BBX	2006	385,585	8,170	232,101	172,174	47,221	29,484	874,735
	Levitt	2006	628,672	9,582	333,573	—	—	291,244	1,263,071

			1,582,026	360,952	834,491	172,174	47,221	361,728	3,358,592

Phil J. Bakes,	BFC	2007	375,760	—	90,624	229,250	—	20,277	715,911
Managing Director	BBX	2007	—	—	—	—	—	—	—
and Executive	Levitt	2007	—	—	—	—	—	—	—

Vice President			375,760	—	90,624	229,250	—	20,277	715,911

	BFC	2006	361,308	145,600	76,116	—	—	26,220	609,244
	BBX	2006	—	—	—	—	—	—	—
	Levitt	2006	—	—	—	—	—	—	—

			361,308	145,600	76,116	—	—	26,220	609,244

George P. Scanlon	BFC	2007	131,250	—	4,201	—	—	—	135,451
Former Executive	BBX	2007	—	—	—	—	—	—	—
Vice President and	Levitt	2007	202,750	2,465	203,367	—	—	9,875	418,457

Chief Financial			334,000	2,465	207,568	—	—	9,875	553,908

Officer(9)

Glen R. Gilbert	BFC	2007	186,921	—	109,208		35,227	9,000	340,356
Former Chief	BBX	2007	—	—	—	—	—	—	—
Financial	Levitt	2007	—	—	—	—	—	—	—

Officer(8)			186,921	—	109,208	—	35,227	9,000	340,356

	BFC	2006	347,202	209,873	100,184	—	33,016	8,800	699,075
	BBX	2006	—	—	—	—	—	—	—
	Levitt	2006	—	—	—	—	—	—	—

			347,202	209,873	100,184	—	33,016	8,800	699,075

Maria R. Scheker	BFC	2007	215,000	75,000	24,087	—	—	19,310	333,397
Chief Accounting	BBX	2007	—	—	—	—	—	—	—
Officer(10)	Levitt	2007	—	—	—	—	—	—	—

			215,000	75,000	24,087	—	—	19,310	333,397

(1)	Amounts identified as BFC represent amounts paid or accrued by the Company, amounts identified as BBX represent amounts paid or accrued by BankAtlantic Bancorp and BankAtlantic and amounts identified as Levitt represent amounts paid or accrued by Levitt.

(2)	Amounts for 2007 represent discretionary cash awards under Levitt’s Corporate Goal Bonus Plan and, for Ms. Scheker, a discretionary cash award under the Company’s 2007 annual incentive and bonus program. The Company’s 2007 annual incentive and bonus program is described in the section entitled “Compensation Discussion and Analysis” above.

(3)	All options are to purchase shares of the respective company’s Class A common stock. The amounts for 2007 represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting of stock option grants, including amounts from awards granted prior to the 2007 fiscal year. Other than with respect to forfeitures, assumptions used in the calculation of these amounts are included in footnote 24 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008. There were no forfeitures during the 2007 fiscal year. Additional information regarding the stock options awarded to the Named Executive Officers in 2007, including the grant date fair value of such stock options, is set forth under the table entitled “Grants of Plan-Based Awards — 2007” below.

(4)	Represents amounts of awards granted to the Named Executive Officers under the formula-based component of the Company’s 2007 annual incentive and bonus program and under BankAtlantic’s Profit Sharing Plan. The Company’s 2007 annual incentive and bonus program is described in the section entitled “Compensation Discussion and Analysis” above. Additional information regarding the Executive Retirement Plan is set forth under the sections entitled “Pension Benefits — 2007” and “Potential Payments Upon Termination or Change-in-Control” below.

(5)	Represents the increase in the actuarial present value of accumulated benefits under the Retirement Plan for Employees of BankAtlantic (the “BankAtlantic Retirement Plan”) and the Executive Retirement Plan for Glen Gilbert (the “Executive Retirement Plan”). Additional information regarding the BankAtlantic Retirement Plan is set forth in the narrative accompanying the table entitled “Pension Benefits — 2007” below. Additional information regarding the Executive Retirement Plan is set forth under the sections entitled “Pension Benefits — 2007” and “Potential Payments Upon Termination or Change-in-Control” below.

(6)	Items included under “All Other Compensation” for each of the Named Executive Officers for the year ended December 31, 2007 are set forth in the table below:

	Levan	Abdo	Bakes	Scanlon	Gilbert	Scheker

BFC
Perquisites and other benefits	$72,546	$—	$20,277	$—	$—	$—
Amounts paid for life and disability insurance premiums	127,893	—	—	—	—	—
Amount paid for automobile expenses	16,029	—	—	—	—	10,660
Contributions to the Company’s retirement and 401(k) plans	—	—	—	—	9,000	8,650

All Other Compensation	$216,468	$—	$20,277	$—	$9,000	$19,310

BankAtlantic Bancorp
Perquisites and other benefits	$1,523	$—	$—	$—	$—	$—
Insurance premiums	10,437	—	—	—	—	—
Contributions to BBX retirement and 401(k) plans	9,000	9,000	—	—	—	—
Dividends on restricted stock, REIT shares	40	40	—	—	—	—
Payment for service as trustee of the BBX pension plan	—	5,250	—	—	—	—
Auto allowance	—	7,385	—	—	—	—

All Other Compensation	$21,000	$21,675	$—	$—	$—	$—

	Levan	Abdo	Bakes	Scanlon	Gilbert	Scheker

Levitt
Insurance premiums	$1,500	$1,500	$—	$875	$—	$—
Contributions to Levitt retirement and 401(k) plans	—	—	—	9,000	—	—
Management fees paid to Abdo Companies, Inc.	—	301,681	—	—	—	—

All Other Compensation	$1,500	$303,181	$—	$9,875	$—	$—

Amounts included under “BankAtlantic Bancorp — Insurance premiums” for the year ended December 31, 2007 in the table above were paid in connection with the BankAtlantic Split-Dollar Life Insurance Plan (the “BankAtlantic Split-Dollar Plan”). Additional information regarding the BankAtlantic Split-Dollar Plan is set forth in the narrative accompanying the table entitled “Pension Benefits — 2007” below.

The value of perquisites and other benefits included in the rows entitled “Perquisites and other benefits” in the table above is calculated based on their incremental cost to the respective company, which is determined based on the actual cost of providing these perquisites and other benefits. All perquisites and other benefits received by each of Messrs. Levan and Bakes from the Company related to their personal use of the Company’s tickets to entertainment and sporting events.

Mr. Abdo is the principal shareholder and chief executive officer of Abdo Companies, Inc.

(7)	Each of Messrs. Levan and Abdo also received non-qualified options to acquire 50,000 shares of Bluegreen common stock during 2007 at an exercise price of $11.98. The options vest on the fifth anniversary of the grant date and have a ten year term. The grant date fair value of the options computed in accordance with FAS 123(R) was $558,000.

(8)	Effective March 29, 2007, Mr. Gilbert retired from his executive positions with the Company. Mr. Gilbert continues to serve the Company in a non-executive position.

(9)	Mr. Scanlon was appointed Executive Vice President and Chief Financial Officer of the Company, effective April 2, 2007, and resigned from such positions, effective January 11, 2008.

(10)	Ms. Scheker was appointed Chief Accounting Officer of the Company, effective April 2, 2007.

GRANTS OF PLAN-BASED AWARDS — 2007

The following table sets forth certain information concerning awards granted by the Company to the Named Executive Officers pursuant to the Company’s non-equity and equity incentive plans in the fiscal year ended December 31, 2007.

					All Other	All Other
					Stock	Option
					Awards:	Awards:
		Estimated Possible Payouts			Number of	Number of	Exercise or	Grant Date
		Under Non-Equity Incentive			Shares of	Securities	Base Price	Fair Value of
		Plan Awards(1)			Stock	Underlying	of Option	Equity
		Threshold	Target	Maximum	or Units	Options(2)	Awards	Awards(3)
Name	Grant Date	($)	($)	($)	(#)	(#)	($/sh)	($)

Alan B. Levan	3/26/2007	—	—	809,278	N/A	N/A	N/A	N/A
	6/4/2007	N/A	N/A	N/A	—	75,000	4.44	182,018
John E. Abdo	3/26/2007	—	—	594,880	N/A	N/A	N/A	N/A
	6/4/2007	N/A	N/A	N/A	—	75,000	4.44	182,018
Phil J. Bakes	3/26/2007	—	—	229,250	N/A	N/A	N/A	N/A
	6/4/2007	N/A	N/A	N/A	—	25,000	4.44	60,673
George P. Scanlon	6/4/2007	N/A	N/A	N/A	—	15,000	4.44	36,404
Glen R. Gilbert	6/4/2007	N/A	N/A	N/A	—	—	—	—
Maria R. Scheker(4)	6/4/2007	N/A	N/A	N/A	—	11,000	4.44	26,696

(1)	Represents the estimated possible payouts of cash awards under the formula-based component of the Company’s 2007 annual incentive and bonus program which is tied to financial performance goals. Actual cash awards granted under the formula-based component of the Company’s 2007 annual incentive and bonus program are included under “Non-equity Incentive Plan Compensation” in the “Summary Compensation Table” above. The Company’s 2007 annual incentive and bonus program is described in the section entitled “Compensation Discussion and Analysis” above.

(2)	All options are to purchase shares of Class A Stock, were granted under the Company’s 2005 Stock Incentive Plan, vest on the fifth anniversary of the grant date and expire on the tenth anniversary of the grant date.

(3)	Represents the grant date fair value computed in accordance with FAS 123(R).

(4)	Ms. Scheker was not eligible to receive a cash award under the formula-based component of the Company’s 2007 annual incentive and bonus program, but was granted a cash award of $75,000 under the discretionary component of the Company’s 2007 annual incentive and bonus program based on a subjective evaluation of her overall performance in areas outside those that can be objectively measured. This cash award is included in the “Bonus” column of the “Summary Compensation Table” above.

The following table sets forth information concerning awards granted by BankAtlantic Bancorp to the Named Executive Officers pursuant to BankAtlantic Bancorp’s non-equity and equity incentive plans in the fiscal year ended December 31, 2007.

								All Other	All Other		Grant
								Stock	Option	Exercise	Date
								Awards:	Awards:	or Base	Fair
		Estimated Possible Payouts Under			Estimated Future Payouts			Number of	Number of	Price of	Value of
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Shares of	Securities	Option	Stock and
		Awards(1)			Awards			Stock or	Underlying	Awards	Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options(2)	($/Sh)	Awards(3)

Alan B. Levan	6/5/2007	0	$594,880	$1,189,760	N/A	N/A	N/A	0	60,000	$9.38	$197,460
John E. Abdo	6/5/2007	0	425,600	851,200	N/A	N/A	N/A	0	40,000	9.38	131,640

(1)	Represents the estimated possible payouts of cash awards under the formula-based component of BankAtlantic Bancorp’s annual incentive plan which is tied to financial performance goals. Because the threshold objective was not achieved during 2007, no cash awards were made under BankAtlantic Bancorp’s annual incentive program for 2007.

(2)	All options are to purchase shares of BankAtlantic Bancorp Class A common stock, were granted under BankAtlantic Bancorp’s 2005 Restricted Stock and Option Plan and vest on the fifth anniversary of the date of grant.

(3)	Represents the grant date fair value computed in accordance with FAS 123(R).

The following table sets forth certain information concerning awards granted by Levitt to the Named Executive Officers pursuant to Levitt’s non-equity and equity incentive plans in the fiscal year ended December 31, 2007.

					All Other	All Other
					Stock	Option		Grant Date
					Awards:	Awards:	Exercise or	Fair Value
		Estimated Possible Payouts			Number of	Number of	Base Price	of Stock
		Under Non-Equity Incentive			Shares of	Securities	of Option	and
		Plan Awards(1)			Stock or	Underlying	Awards	Option
Name	Grant Date	Threshold	Target	Maximum	Units	Options(2)	($/Sh)	Awards(3)

Alan B. Levan	6/18/07	N/A	N/A	N/A	0	60,000	$9.16	$303,300
John E. Abdo	6/18/07	N/A	N/A	N/A	0	60,000	9.16	303,300
George P. Scanlon(4)	6/18/07	N/A	N/A	N/A	0	25,000	9.16	126,375

(1)	No objective financial criteria were set under Levitt’s 2007 annual incentive and bonus program. Accordingly, none of Messrs. Levan, Abdo or Scanlon received any payments under the formula-based components of Levitt’s 2007 annual incentive and bonus program. Additionally, none of them received any discretionary payments under such plan.

(2)	All options are to purchase shares of Levitt Class A common stock, were granted under Levitt’s Amended and Restated 2003 Stock Incentive Plan and vest on the fifth anniversary of the date of grant.

(3)	Represents the grant date fair value computed in accordance with FAS 123(R).

(4)	All of Mr. Scanlon’s unvested options to purchase shares of Levitt Class A common stock were forfeited in connection with his resignation as Executive Vice President and Chief Financial Officer of Levitt, effective January 11, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — 2007

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executive Officers as of December 31, 2007.

	Option Awards
					Equity
					Incentive
					Plan Awards:
	Number of		Number of		Number of
	Securities		Securities		Securities
	Underlying		Underlying		Underlying
	Unexercised		Unexercised		Unexercised	Option	Option
	Options		Options		Unearned	Exercise	Expiration
Name	Exercisable		Unexercisable		Options	Price	Date

Alan B. Levan	—		210,579	(1)(5)	N/A	$1.84	2/7/2013
	—		93,750	(1)(8)		8.40	7/28/2014
	—		75,000	(2)(9)		8.92	7/11/2015
	—		75,000	(2)(10)		6.36	6/5/2016
	—		75,000	(2)(11)		4.44	6/4/2017

John E. Abdo	—		210,579	(1)(5)	N/A	1.84	2/7/2013
	—		93,750	(1)(8)		8.40	7/28/2014
	—		75,000	(2)(9)		8.92	7/11/2015
	—		75,000	(2)(10)		6.36	6/5/2016
	—		75,000	(2)(11)		4.44	6/4/2017

Phil Bakes	—		29,301	(1)(6)	N/A	7.68	1/5/2014
	—		12,500	(1)(8)		8.40	7/28/2014
	—		25,000	(2)(9)		8.92	7/11/2015
	—		25,000	(2)(10)		6.36	6/5/2016
	—		25,000	(2)(11)		4.44	6/4/2017

George P. Scanlon	—		15,000	(2)(11)(12)		4.44	6/4/2017

Glen R. Gilbert	84,230	(1)(3)	—		N/A	3.68	1/13/2008
	6,191	(1)(4)	—			2.14	4/6/2009
	—		56,159	(1)(5)		1.84	2/7/2013
	—		37,501	(1)(8)		8.40	7/28/2014
	—		30,000	(2)(9)		8.92	7/11/2015
	—		30,000	(2)(10)		6.36	6/5/2016

Maria R. Scheker	21,060	(1)(3)	—		N/A	3.68	1/13/2008
	—		7,022	(1)(5)		1.84	2/7/2013
	—		3,125	(1)(7)		8.40	10/4/2014
	—		10,000	(2)(9)		8.92	7/11/2015
	—		10,000	(2)(10)		6.36	6/5/2016
	—		11,000	(2)(11)		4.44	6/4/2017

(1)	Represents options to purchase shares of BFC Class B Stock.

(2)	Represents options to purchase shares of BFC Class A Stock.

(3)	Vested on January 13, 2003 and expired on January 13, 2008.

(4)	Vested on April 6, 2004.

(5)	These options vested on February 7, 2008, but they are included as unexercisable options because they were not exercisable as of December 31, 2007. As a result of their vesting on February 7, 2008, these options are currently exercisable.

(6)	Vests on January 5, 2009.

(7)	Vests on October 4, 2009.

(8)	Vests on July 28, 2009.

(9)	Vests on July 11, 2010.

(10)	Vests on June 5, 2011.

(11)	Vests on June 4, 2012.

(12)	Forfeited on January 11, 2008 in connection with Mr. Scanlon’s resignation, effective as of that date, as Executive Vice President and Chief Financial Officer of the Company.

The following table sets forth certain information regarding equity-based awards of BankAtlantic Bancorp held by the Named Executive Officers as of December 31, 2007.

	Option Awards
					Equity
					Incentive
					Plan Awards:
	Number of		Number of		Number of
	Securities		Securities		Securities
	Underlying		Underlying		Underlying
	Unexercised		Unexercised		Unexercised	Option	Option
	Options(1)		Options(1)		Unearned	Exercise	Expiration
Name	Exercisable		Unexercisable		Options	Price	Date

Alan B. Levan	78,377	(2)	N/A		N/A	$8.56	3/4/2012
			78,377	(3)		$7.41	3/31/2013
			60,000	(4)		$18.20	7/5/2014
			60,000	(5)		$19.02	7/11/2015
			60,000	(6)		$14.81	7/10/2016
			60,000	(7)		$9.38	6/4/2017

John E. Abdo	52,251	(2)			N/A	$8.56	3/4/2012
			52,251	(3)		$7.41	3/31/2013
			40,000	(4)		$18.20	7/5/2014
			40,000	(5)		$19.02	7/11/2015
			40,000	(6)		$14.81	7/10/2016
			40,000	(7)		$9.38	6/4/2017

(1)	All options are to purchase shares of BankAtlantic Bancorp Class A common stock.

(2)	Vested on March 4, 2007.

(3)	These options vested on March 31, 2008, but they are included as unexercisable options because they were not exercisable as of December 31, 2007. As a result of their vesting on March 31, 2008, these options are currently exercisable.

(4)	Vests on July 6, 2009.

(5)	Vests on July 12, 2010.

(6)	Vests on July 11, 2011.

(7)	Vests on June 5, 2012.

The following table sets forth certain information regarding equity-based awards of Levitt held by the Named Executive Officers as of December 31, 2007.

	Option Awards
				Equity
				Incentive
				Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option	Option
	Options	Options		Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable(1)		Options	Price	Date

Alan B. Levan		60,000	(2)	N/A	$20.15	1/2/2014
		40,000	(3)		32.13	7/22/2015
		60,000	(4)		13.06	7/24/2016
		60,000	(6)		9.16	6/18/2017

John E. Abdo		90,000	(2)	N/A	20.15	1/2/2014
		60,000	(3)		32.13	7/22/2015
		60,000	(4)		13.06	7/24/2016
		60,000	(6)		9.16	6/18/2017

George P. Scanlon		25,000	(5)(7)	N/A	23.40	8/23/2014
		30,000	(3)(7)		32.13	7/22/2015
		30,000	(4)(7)		13.06	7/24/2016
		25,000	(6)(7)		9.16	6/18/2017

(1)	Represents options to purchase shares of Levitt Class A common stock.

(2)	Vests on January 2, 2009.

(3)	Vests on July 22, 2010.

(4)	Vests on July 24, 2011.

(5)	Vests on August 23, 2009.

(6)	Vests on June 18, 2012.

(7)	Forfeited on January 11, 2008 in connection with Mr. Scanlon’s resignation, effective as of that date, as Executive Vice President and Chief Financial Officer of Levitt.

OPTION EXERCISES AND STOCK VESTED — 2007

There were no exercises of options to purchase shares of the Company’s, BankAtlantic Bancorp’s or Levitt’s common stock by the Named Executive Officers during the fiscal year ended December 31, 2007.

PENSION BENEFITS — 2007

The following table sets forth certain information with respect to accumulated benefits as of December 31, 2007 under any Company plan that provides for payments or other benefits to the Named Executive Officers at, following, or in connection with, retirement.

Present Value
		of Accumulated	Payments During
Name	Plan Name	Benefit(1)	Last Fiscal Year

Alan B. Levan	N/A	N/A	N/A
John E. Abdo	N/A	N/A	N/A
Phil Bakes	N/A	N/A	N/A
George Scanlon	N/A	N/A	N/A
Glen R. Gilbert	Executive Retirement Plan(2)	$561,225	$0
Maria R. Scheker	N/A	N/A	N/A

(1)	Assumptions used in the calculation of the amounts for Mr. Gilbert are included in footnote 25 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

(2)	Information regarding the Executive Retirement Plan is set forth under “Potential Payments upon Termination or Change-in-Control” below.

The following table sets forth certain information with respect to accumulated benefits as of December 31, 2007 under any BankAtlantic Bancorp plan that provides for payments or other benefits to the Named Executive Officers at, following, or in connection with, retirement.

			Present Value
		Number of Years	of Accumulated	Payments During
Name	Plan Name	Credited Service	Benefit(1)	Last Fiscal Year

Alan B. Levan	Retirement Plan for Employees of BankAtlantic	27	$1,469,500	$0
John E. Abdo	Retirement Plan for Employees of BankAtlantic	15	651,522	0

(1)	Assumptions used in the calculation of these amounts are included in footnote 19 to BankAtlantic Bancorp’s audited financial statements for the fiscal year ended December 31, 2007 included in BankAtlantic Bancorp’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008, except that retirement age was assumed to be 65, the normal retirement age as defined in the BankAtlantic Retirement Plan.

BankAtlantic Retirement Plan

Alan B. Levan and John E. Abdo are participants in the BankAtlantic Retirement Plan, which is a defined benefit plan. Effective December 1, 1998, BankAtlantic Bancorp froze the benefits under the BankAtlantic Retirement Plan. Participants who were employed at December 1, 1998 became fully vested in their benefits under the BankAtlantic Retirement Plan. While the BankAtlantic Retirement Plan is frozen, there will be no future benefit accruals. Other than Messrs. Levan and Abdo, none of the other Named Executive Officers are participants in the BankAtlantic Retirement Plan. The BankAtlantic Retirement Plan was designed to provide retirement income based on an employee’s salary and years of active service, determined as of December 31, 1998. The cost of the BankAtlantic Retirement Plan is paid by BankAtlantic and all contributions are actuarially determined.

In general, the BankAtlantic Retirement Plan provides for monthly payments to or on behalf of each covered employee upon such employee’s retirement (with provisions for early or postponed retirement), death or disability.

As a result of the freezing of future benefit accruals, the amount of the monthly payments is based generally upon two factors: (1) the employee’s average regular monthly compensation for the five consecutive years out of the last ten years ended December 31, 1998, or prior retirement, death or disability, that produces the highest average monthly rate of regular compensation and (2) the employee’s years of service with BankAtlantic at December 31, 1998. Benefits are payable for the retiree’s life, with ten years’ worth of payments guaranteed. The benefits are not subject to any reduction for Social Security or any other external benefits.

In 1996, BankAtlantic amended the BankAtlantic Retirement Plan and adopted a supplemental benefit for certain executives, as permitted by the Employee Retirement Income Security Act of 1974 and the Code. This was done because of a change in the Code that operated to restrict the amount of the executive’s compensation that may be taken into account for plan purposes, regardless of the executive’s actual compensation. The intent of the supplemental benefit, when added to the regular plan benefit, was to provide to certain executives the same retirement benefits that they would have received had the Code limits not been enacted, subject to other requirements of the Code. The approximate targeted percentage of pre-retirement compensation for which Mr. Levan will be eligible under the BankAtlantic Retirement Plan as a result of the supplemental benefit at age 65 is 33%. Other than Mr. Levan, none of the other Named Executive Officers are entitled to the supplemental benefit. The supplemental benefit also was frozen as of December 31, 1998. Because the percentage of pre-retirement compensation payable from the BankAtlantic Retirement Plan to Mr. Levan, including the plan’s supplemental benefit, fell short of the benefit that Mr. Levan would have received under the plan absent the Code limits, BankAtlantic adopted the BankAtlantic Split-Dollar Plan, an employee benefit plan described below.

The following table illustrates annual pension benefits at age 65 for various levels of compensation and years of service at December 31, 1998, the date on which BankAtlantic Retirement Plan benefits were frozen.

	Estimated Annual Benefits
Average Five Year Compensation	Years of Credited Service at December 31, 1998
at December 31, 1998	5 Years	10 Years	20 Years	30 Years	40 Years

$120,000	$10,380	$20,760	$41,520	$62,280	$83,160
$150,000	13,005	26,010	52,020	78,030	104,160
$160,000 and above	13,880	27,760	55,520	83,280	111,160

BankAtlantic Split-Dollar Plan

BankAtlantic adopted the BankAtlantic Split-Dollar Plan in 1996 to provide additional retirement benefits to Mr. Levan, whose monthly benefits under the BankAtlantic Retirement Plan were limited by changes to the Code. Under the BankAtlantic Split-Dollar Plan and its accompanying agreement with Mr. Levan, BankAtlantic arranged for the purchase of an insurance policy insuring the life of Mr. Levan and BankAtlantic will make premium payments for this policy. The policy is anticipated to accumulate significant cash value over time, which cash value is expected to supplement Mr. Levan’s retirement benefit payable from the BankAtlantic Retirement Plan. Mr. Levan owns the insurance policy, but BankAtlantic will be reimbursed for the amount of premiums that BankAtlantic pays for such policy upon the earlier of his retirement or death. The portion of the amount paid in prior years attributable to the 2007 premium for the insurance policy that is considered compensation to Mr. Levan is included under “All Other Compensation” in the “Summary Compensation Table” above. The BankAtlantic Split-Dollar Plan was not included in the freezing of the BankAtlantic Retirement Plan, and BankAtlantic has continued to make premium payments for the insurance policy since 1998.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

In September 2005, the Company entered into the Executive Retirement Plan with Mr. Gilbert, who, at that time, served as the Company’s Chief Financial Officer. Under the Executive Retirement Plan, the Company agreed to pay Mr. Gilbert a monthly retirement benefit of $5,672 beginning January 1, 2010, regardless of his actual retirement date. The monthly payments will continue through Mr. Gilbert’s life, or if he dies before receiving 120 monthly payments, until such time as at least 120 monthly payments have been made to Mr. Gilbert and his beneficiaries. However, as permitted by the Executive Retirement Plan, Mr. Gilbert may elect to choose an available actuarially equivalent form of payment. The Company’s obligation under the Executive Retirement Plan is unfunded. Based on an aggregate retirement benefit payment of $980,296, in September 2005, the Company recorded the present value of the retirement benefit payment in the amount of $482,444. The Company will recognize monthly the amortization of interest on the retirement benefit as compensation expense. Effective March 29, 2007, Mr. Gilbert retired from his executive positions with the Company. He continues to serve the Company in a non-executive position. Additional information related to the Executive Retirement Plan is discussed in footnote 25 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

In connection with Mr. Scanlon’s resignation as the Company’s Executive Vice President and Chief Financial Officer, effective January 11, 2008, the Company entered into an agreement with Mr. Scanlon. Under this agreement, Mr. Scanlon agreed to provide certain services to the Company through December 31, 2008, and the Company agreed to pay an aggregate of $170,000 and provide certain benefits to Mr. Scanlon over the period.

Compensation of Directors

The Compensation Committee recommends director compensation to the Board based on factors it considers appropriate and based on the recommendations of management. In 2007, each non-employee director of the Company received $100,000 for service on the Board of Directors, payable in cash, restricted stock or non-qualified stock options, in such combinations as the director elected, provided that no more than $50,000 was payable in cash. In 2007, members of the Audit Committee, other than its Chairman, received an annual cash amount of $10,000. The Chairman of the Audit Committee received an annual cash amount of $15,000 during 2007. The Chairman of the Nominating/Corporate Governance Committee and the Chairman of the Compensation Committee each received $3,500 during 2007. The restricted stock and stock options are granted in Class A Stock under the Company’s 2005 Stock Incentive Plan. Restricted stock vests monthly over the 12-month service period and stock options are fully vested on the date of grant, have a ten-year term and have an exercise price equal to the closing market price of the Class A Stock on the date of grant. The number of stock options and restricted stock granted is determined by the Company based on assumptions and formulas typically used to value these types of securities. For 2007, the Company paid, in the aggregate, $200,000 in cash, granted 22,522 shares of restricted Class A Stock and granted non-qualified stock options to purchase 50,296 shares of Class A Stock to its non-employee directors. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation for their service as directors.

DIRECTOR COMPENSATION TABLE — 2007

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended December 31, 2007.

					Change in
					Pension Value
	Fees				and Nonqualified
	Earned	Stock		Non-Equity	Deferred
	or Paid	Awards	Option	Incentive Plan	Compensation	All Other
Name	in Cash($)	(1)($)	Awards (2)($)	Compensation($)	Earnings($)	Compensation($)	Total($)

D. Keith Cobb	60,000	54,164	—	—	—	—	114,164
Oscar Holzmann	65,000	24,998	50,000	—	—	—	139,998
Earl Pertnoy	63,500	54,164	—	—	—	—	117,664
Neil Sterling	63,500	24,998	50,000	—	—	—	138,498

(1)	All restricted stock awards are in shares of Class A Stock. The dollar amount represents the compensation recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), including amounts from awards granted prior to 2007. There were no forfeitures during 2007. The grant date fair value computed in accordance with FAS 123(R) of the restricted stock awards granted to each of Messrs. Cobb and Pertnoy during 2007 was $49,999. Messrs. Holzmann and Sterling did not receive restricted stock awards during 2007.

(2)	All options are to purchase shares of Class A Stock, and all options vested fully as of the date of grant. The dollar amount represents the compensation recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting of stock option grants. Assumptions used in the calculation of these amounts are included in footnote 24 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008. There were no forfeitures during 2007. The grant date fair value of the 2007 stock option awards computed in accordance with FAS 123(R) is $50,000 for each of Messrs. Holzmann and Sterling.

(3)	The table below sets forth the aggregate number of stock options and the aggregate number of shares of restricted stock held by each non-employee director of the Company as of December 31, 2007:

Name	Restricted Stock(a)	Stock Options(b)

D. Keith Cobb	4,692	6,250
Oscar Holzmann	—	45,438
Earl Pertnoy	4,692	76,447	(c)
Neil Sterling	—	45,438

(a)	All restricted stock awards are in shares of Class A Stock.

(b)	Represents options to purchase shares of Class A Stock or Class B Stock as follows: D. Keith Cobb — 6,250 shares of Class B Stock; Oscar Holzmann — 25,148 shares of Class A Stock and 20,290 shares of Class B Stock; Earl Pertnoy — 76,447 shares of Class B Stock; and Neil Sterling — 25,148 shares of Class A Stock and 20,290 shares of Class B Stock.

(c)	Mr. Pertnoy’s stock options are held by Pertnoy Parent Limited Partnership. Mr. Pertnoy is the president of Pertnoy Parent, Inc., the general partner of Pertnoy Parent Limited Partnership. On January 13, 2008, options to purchase 42,117 shares of Class B Stock expired.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The charter of the Audit Committee sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Board of Directors and shareholders. The Audit Committee held seven meetings during 2007. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee and the Company’s management, internal auditors and independent auditors for 2007, PricewaterhouseCoopers LLP (“PwC”). The Audit Committee discussed with the Company’s internal auditors and PwC the overall scope and plans for their respective audits and met with the internal auditors and PwC, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and compliance matters. The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007 with management and PwC prior to the filing of the Company’s Annual Report on Form 10-K with the SEC on March 17, 2008. At its meeting on March 31, 2008, the Audit Committee approved the engagement of PwC as the Company’s independent auditor for 2008.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discuss with the Audit Committee their independence and any other matters that they are required to discuss with the Audit Committee or that they believe should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the independent auditors.

The Audit Committee also discussed with PwC the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Oversight Board in Rule 3200T.

The Audit Committee also received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Oversight Board in Rule 3600T, and the Audit Committee discussed with PwC its independence from the Company. When considering PwC’s independence, the Audit Committee considered whether PwC’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining PwC’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PwC for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by the Members of the Audit Committee:

Oscar Holzmann, Chairman
D. Keith Cobb
Earl Pertnoy
Neil Sterling

FEES TO INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
FOR FISCAL 2007 AND 2006

PwC served as the independent registered certified public accounting firm for the Company, BankAtlantic Bancorp and Levitt for 2007 and 2006. The following table presents, for each of these companies, fees for professional services rendered by PwC for the audit of each company’s annual financial statements for fiscal 2007 and 2006 and fees billed for audit-related services, tax services and all other services rendered by PwC for each of these companies for fiscal 2007 and 2006.

	2007		2006
	(In thousands)

BFC Financial Corporation
Audit fees(1)	$268		$248
Audit — related fees	232	(2)	—
Tax fees	—		—
All other fees(3)	216		—
BankAtlantic Bancorp
Audit fees(1)	$1,659		$1,783
Audit — related fees	42	(5)	425	(4)(5)
Tax fees	—		—
All other fees	—		3
Levitt
Audit fees(1)	$936		$1,060
Audit — related fees	261	(6)	—
Tax fees	—		—
All other fees	—		—

(1)	Includes primarily fees for services related to each company’s respective annual financial statement audits, the 2007 and 2006 audit of effectiveness of internal control over financial reporting and review of quarterly financial statements filed in each company’s Quarterly Reports on Form 10-Q.

(2)	Principally related to audits of deferred tax valuation and the treatment under the purchase method of accounting of the shares of Levitt Class A common stock acquired by the Company in Levitt’s rights offering as a step acquisition, as well as consultations regarding comment letters from the SEC received by the Company during 2007, the merger of I.R.E. RAG. with and into the Company and the amendments to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

(3)	Principally related to the preparation and filing of the Registration Statement on Form S-3 and Amendment No. 1 thereto, in each case related to the Company’s 2007 underwritten public offering of 11,500,000 shares of Class A Stock.

(4)	Includes fees for services related to the previously proposed initial public offering of Ryan Beck & Co.

(5)	Audits of BankAtlantic Bancorp employee benefit plans.

(6)	Includes fees relating to services performed by PwC with respect to Levitt’s 2007 rights offering, the amendments to Levitt’s Annual Report on Form 10-K/A for the year ended December 31, 2006 and Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2007 and the November 9, 2007 bankruptcy filing of Levitt and Sons and substantially all of its subsidiaries.

All audit related services, tax services and other services were pre-approved by the Audit Committee of the respective company, which concluded that the provision of such services by PwC was compatible with the maintenance of PwC’s independence in the conduct of its auditing functions. Under the charter of the Company’s Audit Committee, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. Each year, the independent auditor’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent auditor and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements involving projected fees of $10,000 or less on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting. Engagements involving projected fees of more than $10,000 may only be pre-approved by the full Audit Committee at a regular or special meeting of the Audit Committee.

The Audit Committee has determined that the provision of the services described above (including those services other than audit services) are compatible with maintaining the principal independent auditor’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 15, 2008, certain information as to Class A Stock and Class B Stock beneficially owned by persons known by the Company to own in excess of 5% of the outstanding shares of such stock. In addition, this table includes the outstanding securities beneficially owned by (i) the Named Executive Officers, (ii) the Company’s directors as of April 15, 2008 and (iii) the Company’s directors and executive officers as of April 15, 2008 as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of Class A Stock or Class B Stock as of April 15, 2008. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and with the Company pursuant to the Exchange Act. For purposes of the table below, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares which he or she has or shares, directly or indirectly, voting or investment power, or which he or she has the right to acquire beneficial ownership of at any time within 60 days after April 15, 2008. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Class A	Class B	Percent of	Percent of
		Stock	Stock	Class A	Class B
Name of Beneficial Owner	Notes	Ownership	Ownership	Stock	Stock

Florida Partners Corporation	(1,2,4,5)	1,270,302	133,314	3.7%	1.9%
I.R.E. Properties, Inc.	(1,2,4,5)	4,662,927	561,017	13.5%	8.2%
Levan Enterprises, Ltd.	(1,2,4,5)	1,298,749	146,865	3.8%	2.1%
Alan B. Levan	(1,2,3,4,5,6,7)	11,437	2,312,485	5.7%	32.6%
John E. Abdo	(1,2,3,4, 6,7)	3,356,771	3,180,047	15.8%	44.9%
Phil Bakes	(2)	—	—	0.0%	0.0%
George Scanlon	(2,9)	—	—	0.0%	0.0%
Glen R. Gilbert	(1,2)	—	201,032	*	2.9%
Maria R. Scheker	(1,2,3)	—	7,022	*	*
D. Keith Cobb	(1,2,3)	27,416	6,250	*	*
Oscar Holzmann	(1,2,3)	38,286	20,290	*	*
Earl Pertnoy	(1,2,3,8)	190,223	41,230	*	*
Neil Sterling	(1,2,3)	38,286	20,290	*	*
GoldenTree Asset Management LP	(10)	5,210,800	—	13.6%	0.0%
Dr. Herbert A. Wertheim	(1,11)	3,968,157	416,448	11.3%	6.1%
QVT Financial LP	(12)	2,495,907	—	6.5%	0.0%
All directors and executive officers of the Company as of April 15, 2008 as a group (9 persons)	(1,3,4,5,7,13)	10,894,397	6,428,810	38.7%	87.0%

*	Less than one percent of class.

(1)	Class B Stock is convertible on a share-for-share basis at any time at the beneficial owner’s discretion. However, see footnote 6 below regarding restrictions on Mr. Abdo’s right to convert his shares of Class B Stock into shares of Class A Stock.

(2)	Mailing address is 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

(3)	Includes shares that may be acquired within 60 days after April 15, 2008 pursuant to the exercise of stock options to purchase the Company’s Class A Stock or Class B Stock and pursuant to the vesting of restricted stock awards of shares of the Company’s Class A Stock as follows: Alan B. Levan — 210,579 shares of Class B Stock; John E. Abdo — 210,579 shares of Class B Stock; D. Keith Cobb — 1,877 shares of Class A Stock and 6,250 shares of Class B Stock; Oscar Holzmann 25,148 shares of Class A Stock and 20,290 shares of Class B Stock; Earl Pertnoy — 1,877 shares of Class A Stock and 34,330 shares of Class B Stock; Neil Sterling — 25,148 shares of Class A Stock and 20,290 shares of Class B Stock; and Maria Scheker — 7,022 shares of Class B Stock.

(4)	The Company may be deemed to be controlled by Alan B. Levan and John E. Abdo who collectively may be deemed to have an aggregate beneficial ownership of shares of the Company’s common stock, including shares that may be acquired pursuant to the exercise of stock options, as set forth in footnote 3, representing 73.8% of the total voting power of the Company.

(5)	I.R.E. Properties is 100% owned by Levan Enterprises, and Levan Enterprises may be deemed to be the controlling shareholder of Florida Partners Corporation. Levan Enterprises is a limited partnership whose sole General Partner is Levan General Corp., a corporation 100% owned by Mr. Levan. Therefore, Mr. Levan may be deemed to be the beneficial owner of the shares of the Company’s common stock owned by each of such entities. In addition to Mr. Levan’s personal holdings of the Company’s common stock, Mr. Levan may be deemed to be the beneficial owner of 11,437 shares of Class A Stock and 1,200 shares of Class B Stock held of record by Mr. Levan’s wife, for an aggregate beneficial ownership of 7,243,415 shares, or 25.1%, of Class A Stock and 3,153,681 shares, or 44.5%, of Class B Stock. In the aggregate, these shares represent approximately 37.9% of the total voting power of the Company.

(6)	Messrs. Levan and Abdo have agreed to vote their shares of Class B Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company. Additionally, Mr. Abdo has agreed, subject to certain exceptions, not to transfer certain of his share of Class B Stock and to obtain the consent of Mr. Levan prior to the conversion of certain of his shares of Class B Stock into shares of Class A Stock.

(7)	Includes beneficial ownership of shares subject to plans adopted under Rule 10b5-1 of the Exchange Act as follows: Mr. Levan — 71,250 shares of Class B Stock; and Mr. Abdo — 75,000 shares of Class A Stock.

(8)	Other than 11,261 shares of Class A Stock held directly by Mr. Pertnoy, all of the shares of Class A Stock and Class B Stock and options to purchase shares of Class A Stock and Class B Stock beneficially owned by Mr. Pertnoy are held by Pertnoy Parent Limited Partnership. Mr. Pertnoy is the President of Pertnoy Parent, Inc., the General Partner of Pertnoy Parent Limited Partnership.

(9)	On January 11, 2008, Mr. Scanlon resigned as Executive Vice President and Chief Financial Officer of the Company. In connection with his resignation, Mr. Scanlon forfeited all of his unvested options to purchase shares of the Company’s common stock.

(10)	GoldenTree Asset Management LP, GoldenTree Asset Management LLC and Steven A. Tananbaum have shared voting power over 4,800,000 of such shares, and Mr. Tananbaum has sole voting power and sole dispositive power over the remaining 410,800 of such shares. The mailing address of each of GoldenTree Asset Management LP, GoldenTree Asset Management LLC and Mr. Tananbaum is 300 Park Avenue, 21st Floor, New York, New York 10022.

(11)	Dr. Wertheim’s ownership was reported in a Rebuttal of Control Agreement filed on December 20, 1996 with the Office of Thrift Supervision (as adjusted for stock splits since the date of filing). The Rebuttal of Control Agreement indicates that Dr. Wertheim has no intention to manage or control, directly or indirectly, the Company. Dr. Wertheim’s mailing address is 191 Leucadendra Drive, Coral Gables, Florida 33156.

(12)	QVT Financial LP may be deemed to be the beneficial owner of an aggregate of 2,495,907 shares of Class A Stock, consisting of 2,031,000 shares of Class A Stock held by QVT Fund LP, 220,450 shares of Class A Stock held by Quintessence Fund LP and 244,457 shares of Class A Stock held in a QVT Financial LP separate discretionary account. QVT Financial GP LLC, as General Partner of QVT Financial LP, may also be deemed to be the beneficial owner of the 2,495,907 shares of Class A Stock beneficially owned by QVT Financial LP. QVT Associates GP LLC, as General Partner of each of QVT Fund LP and Quintessence Fund LP, may be deemed to beneficially own the 2,251,450 shares of Class A Stock held, in the aggregate, by QVT Fund LP and Quintessence Fund LP. The mailing address of each of QVT Financial LP, QVT Financial GP LLC and QVT Associates GP LLC is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036. The mailing address of QVT Fund LP is Mary Street, Georgetown, Grand Cayman KY1-9002, Cayman Islands.

(13)	Does not include shares beneficially owned by Mr. Gilbert, who retired from his executive positions with the Company on March 29, 2007.

EQUITY COMPENSATION PLAN INFORMATION

Set forth below is certain information, as of December 31, 2007, concerning the Company’s equity compensation plans for which it has previously obtained shareholder approval and equity compensation plans for which it has not previously obtained shareholder approval.

	Number of Securities	Weighted Average
	to be Issued Upon	Exercise Price of
	Exercise of	Outstanding	Number of Securities
	Outstanding Options,	Options,	Remaining Available
Plan Category	Warrants or Rights	Warrants or Rights	for Future Issuance

Equity compensation plans approved by security holders	1,723,217	$5.07	2,211,027
Equity compensation plans not approved by security holders	—	—	—

Total	1,723,217	$5.07	2,211,027

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting, which may be brought before the Annual Meeting.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as the Company’s independent registered certified public accounting firm for the year ended December 31, 2007. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

ADDITIONAL INFORMATION

“Householding” of Proxy Material.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company’s transfer agent, American Stock Transfer & Trust Company (“AST”), which they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this proxy statement to a shareholder at a shared address to which a single proxy statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you or the record holder of your shares. You can notify AST by calling 800-937-5449 or by sending a written request to American Stock Transfer & Trust Company, 59 Maiden Lane — Plaza Level, New York, NY 10038, Attn: Marianela Patterson.

Advance Notice Procedures.  Under the Company’s Bylaws, no business may be brought before an Annual Meeting of Shareholders unless it is specified in the notice of the Annual Meeting of Shareholders or is otherwise brought before the Annual Meeting of Shareholders by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders — that is, with respect to the Annual Meeting of Shareholders in 2009, between January 20 and February 19, 2009. In addition, any shareholder who wishes to submit a nomination to the Board of Directors must deliver written notice of the nomination within this time period and comply with the information requirements in the Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement relating to the 2009 Annual Meeting of Shareholders.

Shareholder Proposals for the 2009 Annual Meeting.  Shareholders interested in submitting a proposal for inclusion in the proxy materials for the 2009 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule l4a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than December 30, 2008 at the Company’s main offices, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiaries, BankAtlantic Bancorp and/or Levitt, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman

April 25, 2008

Form of Proxy
Class A Common Stock
BFC FINANCIAL CORPORATION
2100 WEST CYPRESS CREEK ROAD
FT. LAUDERDALE, FL 33309
ANNUAL MEETING OF SHAREHOLDERS OF
BFC FINANCIAL CORPORATION
MAY 20, 2008
The undersigned hereby appoints John K. Grelle and Maria R. Scheker, and each of them acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BFC Financial Corporation held of record by the undersigned on March 21, 2008 at the Annual Meeting of Shareholders to be held on May 20, 2008 and at any adjournment or postponement thereof.
Please mark, date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along the perforated line and mail in the envelope provided.

Comments:

(Continued and to be signed on the reverse side)

BFC FINANCIAL CORPORATION 2100 W. CYPRESS CREEK ROAD FT. LAUDERDALE, FL 33309	MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET – Access “www. voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

-OR-

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of two directors, each for a term of three years.

NOMINEES: 3-YEAR TERM:
[ ]  John E. Abdo
[ ]  Oscar Holzmann

[ ]       FOR ALL NOMINEES

[ ]       WITHHOLD AUTHORITY
           FOR ALL NOMINEES

[ ]       FOR ALL EXCEPT
          (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

2. In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please mark box if you plan to attend this meeting. [ ]

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Form of Proxy
Class B Common Stock
BFC FINANCIAL CORPORATION
2100 WEST CYPRESS CREEK ROAD
FT. LAUDERDALE, FL 33309
ANNUAL MEETING OF SHAREHOLDERS OF
BFC FINANCIAL CORPORATION
MAY 20, 2008
The undersigned hereby appoints John K. Grelle and Maria R. Scheker, and each of them acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class B Common Stock of BFC Financial Corporation held of record by the undersigned on March 21, 2008 at the Annual Meeting of Shareholders to be held on May 20, 2008 and at any adjournment or postponement thereof.
Please mark, date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along the perforated line and mail in the envelope provided.

Comments:

(Continued and to be signed on the reverse side)

BFC FINANCIAL CORPORATION 2100 W. CYPRESS CREEK ROAD FT. LAUDERDALE, FL 33309	MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET – Access “www. voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

-OR-

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of two directors, each for a term of three years.

NOMINEES: 3-YEAR TERM:
[ ]  John E. Abdo
[ ]  Oscar Holzmann

[ ]       FOR ALL NOMINEES

[ ]       WITHHOLD AUTHORITY
           FOR ALL NOMINEES

[ ]       FOR ALL EXCEPT
          (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

2. In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please mark box if you plan to attend this meeting. [ ]

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.